Exhibit 99.2

Barfresh Inc.
(A Development Stage Company)
Condensed Balance Sheets

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Assets
Current assets	$-	$-
Intangible asset, net	35,254	21,501
Total Assets	$35,254	$21,501

Liabilities And Stockholders’ Equity
Current liabilities:
Amount due related party	$131,652	$45,371
Total liabilities	131,652	45,371

Commitments and contingencies

Stockholders’ equity:
Common stock, no par value;10,000 shares authorized;
1,000 shares issued and outstanding at September 30,2011
and December 31, 2010	1,000	1,000
Deficit accumulated during development stage	(97,398)	(24,870)
Total stockholders’ deficit	(96,398)	(23,870)
Total Liabilities And Stockholders’ Equity	$35,254	$21,501

See the accompanying notes to the financial statements

Barfresh Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

			For the period from
			Inception December 4, 2009
	Nine months ended		Through
	September 30,		September 30,
	2011	2010	2011
Operating expenses:
General and administrative	$71,120	$20,944	$95,566
Amortization	1,408	106	1,832
Total operating expenses	72,528	21,050	97,398

(Loss) before income taxes)	(72,528)	(21,050)	(97,398)

Provision for income taxes	-	-	-

Net (loss)	$(72,528)	$(21,050)	$(97,398)

Per share information - basic and fully diluted:
Weighted average shares outstanding	1,000	1,000	1,000

Net (loss) per share	$(72.53)	$(21.05)	$(97.40)

See the accompanying notes to the financial statements

Barfresh Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

			For the period From
			Inception December 4, 2009
	Nine months ended		Through
	September 30,		September 30,
	2011	2010	2011

Cash flow from operating activities:
Net loss for the period	$(72,528)	$(21,050)	$(97,398)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of patent	1,408	106	1,832
Changes in operating assets and liabilities
Amount due related party	86,281	42,869	131,652
Net cash used in operations	15,161	21,925	36,086

Cash flow from investing activities:
Investment in patent	(15,161)	(21,925)	(37,086)
Net Cash used in investing activities	(15,161)	(21,925)	(37,086)

Cash flow from financing activities:
Issuance of common stock for cash	-	-	1,000
Net cash provided by financing activities	-	-	1,000

Net increase (decrease) in cash	-	-	-
Cash at beginning of period	-	-	-
Cash at end of period	$-	$-	$-

See the accompanying notes to the financial statements

Barfresh Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

Note 1.  Nature of Business

Barfresh Inc. (“we,” “us,” “our,” and the “Company”) was incorporated on December 4, 2009 in the State of Nevada.  The Company was formed to engage in business to manufacture and market ready to blend beverages.

Note 2.Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), for interim financial statements, instructions to Form 8-K, Form 10 and Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto for the Periods ending December 31, 2010 and 2009 included in this filing. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation to make our financial statements not misleading have been included. The results of operations for the periods ended September 30, 2011 and 2010 presented are not necessarily indicative of the results to be expected for the full year. The December 31, 2010 balance sheet has been derived from the Company’s audited financial statements included in filing.

We are in the development stage as defined under theFinancial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 Development Stage Entities (“ASC915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. Our operations have been limited to acquiring the necessary technology to begin manufacturing and to explore the market for our products in the United States.

Financial statements prepared in accordance with GAAP contemplate continuation of the Company as a going concern. We are in the development stage and have not as yet generated operating revenues and have incurred losses to date of $97,398. To date we have funded our operations through advances from a related party. We intend to raise additional funding through third party equity or debt financing.  There is no certainty that funding will be available as needed.  These factors raise substantial doubt about our ability to continue operating as a going concern. Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Intangible
Intangible asset is comprised of patents, net of amortization. The patent costs are being amortized over the life of the patent which is twenty years from the date of filing the patent application.  In accordance with ASC Topic 350 Intangibles – Goodwill and Other (“ASC 350”),the costs of internally developing other intangible assets, such as patents, are expensed as incurred. However, as allowed by ASC 350, legal fees and similar costs relating to patents have been capitalized.

Barfresh Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to makeestimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Fair Value Measurement
ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of amounts due to a related party. The carrying value of amounts due to a related party approximate its fair value due to its short maturities.

Recent Pronouncements
We have reviewed all recently issued, but no yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Note 3.  Intangible Assets

As of September 30, 2011 intangible asset consist of patent costs of $37,086 less accumulated amortization of $1,832.  In December of 2009, we entered into a contract whereby our two shareholders would assign to us certain intellectual property related to certain patent applications filed in the United States and Canada in respect to the ingredient pack for an individual smoothie.  The assignment was completed in November 2011.  Since the patent is to be acquired from shareholders of the company it will be recorded at the transferors’ historical cost basis determined under GAAP.

Barfresh Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

The amounts carried on the balance sheet representlegal fees and similar costs relating to the patents incurred by the company.  The original filing date of the patent was December 4, 2007 and expires on December 3, 2027.  Amortization is calculated on the above dates.  The amount charged to expenses for amortization of the patent costs was $1,408and $106 for the nine months ended September 30, 2011 and 2010, respectively. Estimated amortization expense related to the patent as of September 30, 2011 is as follows:

Year	Total Amortization
2011	$2,184
2012	2,184
2013	2,184
2014	2,184
2015	2,184
Later years	24,334
$35,254

Note 4.  Amount Dueto Related Party

Amount due to related party represents amounts paid on our behalf by a company under common control of our two shareholders.These advances are non-interest bearing.  We have agreed to repay these advances when we have raised at least $1,000,000 in the either debt or equity.  The company under common control is located in Australia and is in the same line of business that we are in however they do not conduct business in the United States or Canada.

Note 5.  Income Taxes

We account for income taxes in interim periods in accordance with ASC Topic 740, Income Taxes (“ASC 740”).  We have determined an estimated annual effective tax rate.  The rate will be revised, if necessary, as of the end of each successive interim period during our fiscal year to our best current estimate.  As of September 30, 2011, the estimated effective tax rate for the year will be zero.

There are open statutes of limitations for taxing authorities in federal and state jurisdictions to audit our tax returns from 2009 through the current period.  Our policy is to account for income tax related interest and penalties in income tax expense in the statement of operations.  There have been no income tax related interest or penalties assessed or recorded.

ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Note 6.  Business Segments

We operate in only one segment and geographic location.

Barfresh Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

Note 7.  Subsequent Events

We evaluated all of our activity and concluded the following subsequent events would require recognition or disclosure in our financial statements:

Subsequent to September 30, 2011 the related party disclosed in Note 4 above paid an additional $12,360to third parties on our behalf.

On November 15, 2011 the transfer of the patent referred to in Note 3 was completed. We issued two shares of our no par value common stock in consideration of the transfer.  In accordance with Securities and Exchange Commission Staff Accounting Bulletin Topic 5, nonmonetary assets transferred to a company by its shareholders in exchange for stock normally should be recorded at the transferors’ historical cost basis determined under GAAP.  Accordingly we assigned a nominal value of $1.00 per share to the stock.

On November 22, 2011 we borrowed $20,000 from an unrelated third party.  We executed a note which bears interest at the rate of 10% per annum and is due the earlier of May 22, 2012 or when we have received proceeds of $200,000 from any financing transaction.

On January 10, 2012, the shareholders of the Company entered into an exchange agreement whereby they exchanged all of their shares for approximately 80% of Moving Box Inc., a publically traded company.  Accordingly the Company became a wholly owned subsidiary of Moving Box Inc.